UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 23, 2022
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 25, 2022, Affirm Holdings, Inc. (the "Company) issued a press release regarding its financial results for the fourth fiscal quarter ended June 30, 2022. A copy of the press release is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

The press release attached hereto as Exhibit 99.1 includes certain non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are contained in the press release and the financial tables attached thereto.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2022, the Board of Directors (the “Board”) of the Company appointed Noel Watson to the Board as a Class I director, effective September 1, 2022, with a term expiring at the Company’s 2024 annual meeting of stockholders. In addition, Mr. Watson was appointed as a member of the Audit Committee of the Board.

Mr. Watson has served as the Chief Financial Officer of LegalZoom, an online platform for legal and compliance solutions, since November 2020. Prior to joining LegalZoom, Mr. Watson served as Chief Financial Officer at TrueCar, Inc from June 2019 to November 2020. From April 2006 to June 2019, Mr. Watson served in roles of increasing responsibility at TripAdvisor, Inc., including as Vice President - Finance and Chief Accounting Officer. Mr. Watson previously served as member of the Board of Directors and Chair of the Audit Committee of Zynga Inc. Mr. Watson holds a B.S. in accounting from Bryant University.

For his service on the Company’s Board, Mr. Watson will participate in the Company’s previously disclosed compensation program for non-employee directors, pursuant to which he will receive (i) a grant of restricted stock units (“RSUs”) with an aggregate value of $500,000, vesting annually over three years and subject to his continued service as a director, (ii) an annual grant of RSUs with an aggregate value of $200,000, vesting upon the earlier of (x) the date of the Company’s next annual meeting of its stockholders or (y) the first anniversary of the date of grant, and (iii) a $45,000 annual cash retainer (which he may elect to receive in RSUs rather than in cash), for each of (ii) and (iii), as prorated for his partial year of service. He is also entitled to a cash retainer in connection with his service on the Audit Committee.

In connection with his appointment as a director, Mr. Watson entered into an indemnity agreement with the Company, a form of which was filed as an exhibit to the registration statement on Form S-1 (File No. 333-250184) filed with the SEC on November 18, 2020. Other than the foregoing, there are no arrangements or understandings between Mr. Watson or any other persons pursuant to which Mr. Watson was selected as a director, and there are no other transactions involving Mr. Watson requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Affirm Holdings, Inc. dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: August 25, 2022